Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT STAA - Q4 2014 STAAR Surgical Co Earnings Call EVENT DATE/TIME: FEBRUARY 25, 2015 / 4:30PM ET

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Doug Sherk STAAR Surgical Company - EVC Group

Barry Caldwell STAAR Surgical Company - President & CEO

Steve Brown STAAR Surgical Company - CFO

Sam Gesten STAAR Surgical Company - General Counsel

C O N F E R E N C E C A L L P A R T I C I P A N T S

Chris Cooley Stephens Inc. - Analyst

Jim Sidoti Sidoti & Company - Analyst

Matt Larew William Blair & Company - Analyst

Larry Haimovitch HMTC - Analyst

P R E S E N T A T I O N

Operator

Good day ladies and gentlemen, and welcome to the STAAR Surgical Fourth-Quarter and Full-Year 2014 Financial Results conference call and webcast. My name is Derek, and I'll be your operator for today.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to Mr. Doug Sherk. You may proceed.

Doug Sherk - STAAR Surgical Company - EVC Group

Thank you, Derek, and good afternoon, everyone. Thank you for joining us for the STAAR Surgical conference call to review the Company's financial results for the fourth quarter which ended on January 2, 2015, as well as recent corporate developments.

The news release detailing the fourth quarter and fiscal year results was issued just after 4:00 PM Eastern time this afternoon, and is now available on STAAR's website at www.staar.com. In addition, a slide presentation is accompanying Management's remarks during today's call. To access both the webcast and the presentation slides, go to the Investor Relations section of STAAR's website at www.staar.com.

If you're listening via telephone to today's call and would like to review the slides that accompany Management's remarks, please navigate to the live webcast as I've just reviewed, and choose the No Audio, Slides Only option. In addition, an archived replay of the event will be available on the STAAR website.

Before we get started, during the course of this conference call, the Company will make forward looking statements. We caution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the Corporation's projections, expectations, plans, beliefs and prospects.

These statements are based on judgment and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

These risks and uncertainties associated with the forward-looking statements made in this conference call and webcast are described in the Safe Harbor statement in today's press release, as well as STAAR's periodic filings with the SEC, including the discussion in the Risk Factors section of our 2013 annual report on Form 10-K, and our quarterly report on Form 10-Q for the period ended July 4, 2014, as well as for the third quarter.

Investors or potential investors should read these risks. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes, and does not intend to do so.

In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income and diluted net income per share information that exclude manufacturing consolidation expenses, Spain distribution transition expenses, gains or losses on foreign currency, fair market value adjustment for warrants, stock-based compensation expense, and FDA panel and remediation expenses. We believe that these non-GAAP numbers provide meaningful supplemental information, and are helpful in assessing our historical and future performance.

Also, in order to compare our performance from period to period without the effect of currency fluctuations, we apply the same average exchange rate application to the prior period or a constant currency rate to sales. A table reconciling the GAAP information to the non-GAAP information is included in our financial release, which is available on our website and in our slide presentation.

Now I'd like to turn the call over to Barry Caldwell, President and Chief Executive Officer of STAAR Surgical.

Barry Caldwell - STAAR Surgical Company - President & CEO

Thank you, Doug, and good afternoon, everyone. Thank you for joining us on the call and the webcast this afternoon for a review of our fiscal year and fourth quarter 2014 results, as well as a general business and regulatory update. With me today on the call is Steve Brown, our Chief Financial Officer, and Sam Gesten, our General Counsel.

I'll begin our discussion with an overview of the headwinds affecting sales, and then Steve will review fourth quarter and FY14 financial results. I'll then come back and provide a regulatory update, before we open the call for your questions.

For 2014, our total sales increased 4% as reported or 6% on a constant currency basis to approximately $75 million. For the year overall, ICL sales were flat while IOL sales increased 1% as reported or 5% on a constant currency basis. The other product sales category which generates lower gross margins increased 68% as reported.

For the fourth quarter, our sales were $16.6 million, which we had previously reported and was down from the fourth quarter of 2013 which was $18.9 million. ICL sales were $9 million versus $11.5 million in the fourth quarter of 2013, whereas IOL sales were $5.5 million as reported or $5.8 million in constant currency versus $6.6 million in the fourth quarter of 2013. The other product category was at $2 million versus $800,000 in the prior-year fourth quarter.

Now, the challenges impacting sales during the fourth quarter included, first of all, a voluntary hold on several thousand ICLs from shipment. This hold resulted in back orders totaling over 2,000 ICLs at the end of the quarter.

Second, the timing of a 2,500 ICL lens order from our Korean distributor, which moved from the fourth quarter to the first quarter of this year. Third, foreign currency exchange reduced fourth-quarter sales by over $500,000, and we did have five fewer shipping days during the fourth quarter of 2014 versus the fourth quarter of 2013.

Now, let's go back and talk about the voluntary hold on ICLs. In terms of the ICLs placed on voluntary hold, we have determined now and have corrected the root cause of the issue. Since determining the root cause, we presented to the FDA voluntary protocols for testing the product held to verify that it meets our standards for quality.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

We are waiting to learn if the FDA will provide any feedback on our protocols. The FDA may choose to offer no comment, or may ask us to revise our protocols or otherwise. The Company, meanwhile, is working to fill these backorders as it manufactures product not subject to the voluntary hold. We continue to work toward a resolution of the voluntary shipping hold.

Next, I'd like to provide you with an update on the Korean market, and our distributor's efforts to address the decline in the end consumer demand caused by the negative press on LASIK complications, which began during the third quarter.

As we reported on our last call, during October, we started to see the rate of decline in the number of patients coming in the door decrease. While the rate of decline of ICLs out the door to the end customer was down 49% in September, the rate declined to 27% in October, 24% in November, and then 18% during December.

You may recall that we have worked with our distributor on the messaging regarding the advantages of the ICL for a direct-to-consumer campaign in Korea to combat the negative Lasik press. That campaign began the first of December and consists of cable television commercials, movie theater commercials, bus wrap advertisements, journal and magazine advertisements, and standing banners for key ICL centers.

The theme is consistent throughout these forms of advertisements. The advertisements feature a famous Korean actress who had ICLs implanted over eight years ago, and is very happy. The total investment of our distributor, Woo Jeon, is around $2 million to this campaign.

In November, we received approval from the China FDA for the Visian ICL with CentraFLOW. We've seen the advantages and the increased penetration of the ICL in other markets with this new technology. This approval in China also expanded the range of approved ICL treatment for both myopic and astigmatic corrections.

In conjunction with our distributor, we've now trained over 200 ophthalmic surgeons on the new technology. And during the month of January, 51% of all the ICLs shipped from the distributor to end customers were the CentraFLOW technology.

You may recall, China is the largest refractive market in the world according to Market Scope. And these approvals enable a significant future potential opportunity for the Company to expand our market share, which is currently estimated at less than 2%.

I'd now like to turn the call over to Steve Brown, who will provide additional financial details for the fourth quarter and FY14. Steve?

Steve Brown - STAAR Surgical Company - CFO

Thank you, Barry, and good afternoon, everyone. I'll focus my comments on several areas, GAAP and non-GAAP P&L results, gross margin, operating expenses, the tax benefit in the fourth quarter and our cash.

First, let's review the fourth-quarter P&L results. Revenue in the fourth quarter decreased by approximately 13% as reported, and 10% in constant currency. Gross margin decreased over 11 percentage points to 56.7%, due to a combination of factors. I'll review the gross margin profile and operating expenses in a moment.

The GAAP net loss for the fourth quarter of 2014 was $2.5 million, or $0.07 on a per diluted share basis, compared with a net loss of $876,000 or $0.02 per share on a per diluted share basis in the fourth quarter of 2013. On a non-GAAP basis, adjusted net loss for the quarter was $1.2 million or $0.03 a share, as compared to adjusted net income in the year-ago quarter of $850,000 or $0.02 a share.

On a GAAP basis for the full FY14, sales increased by approximately 4% as reported, and increased 6% in constant currency. Overall, we lost $0.22 per diluted share as compared with net income of $0.01 per diluted share in the prior fiscal year.

This loss resulted from lower gross profit and higher operating expenses, driven by FDA panel, inspection, and remediation expenses of $3.3 million, additional investments in selling and marketing of $2 million, other research and development investments including new product development of $2.3 million and a loss on foreign exchange of $900,000. The higher expenses were partially offset by a $1.9 million decrease in manufacturing consolidation expense.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

On a non-GAAP basis, the net loss was $779,000 or $0.02 per diluted share for the year versus adjusted net income of $7.5 million or $0.19 per diluted share during the fourth quarter of 2013.

Now taking a closer look at gross margin in the fourth quarter. There were several factors negatively impacting gross margin by over 11 points from 68.5% in the fourth quarter of 2013, versus 56.7% in the fourth quarter of 2014. Approximately 660 basis points of the decline in gross margin was due to recording inventory reserves, the majority of which was for Toric ICL inventory that had been built in Switzerland in anticipation of the US launch.

The inventory reserves were based on Company accounting policies regarding slow-moving inventory, and projections for timing and the amount of sales. Other negative impacts included higher ICL unit costs of about 210 basis points, a higher mix of low margin IOL injector sales of about 130 basis points, and lower average selling prices of about 110 basis points.

The higher ICL unit costs were driven by lower manufacturing yields, and higher cost inventory made during the manufacturing transfer earlier in 2014 that sold through the P&L in the third and fourth quarter. The root cause for the lower yields was corrected and returned to normal levels in January, and the higher cost inventory has sold through, giving us confidence we will achieve lower costs in 2015. Lower average selling prices were due to product and geographic mix of units sold, and primarily of IOL prices in Japan impacted by foreign currency exchange rates.

For the full FY14, gross margin declined from 69.7% in 2013 to 65.1% in 2014. The negative impact for the year was similar to those for the fourth quarter, but lesser in degree.

I'd now like to provide a bit more color on our fourth-quarter operating expenses, which declined by $1.1 million to $13.1 million as compared to the prior-year quarter. The primary driver of this decline was lower stock-based compensation expense of approximately $1.1 million. And that's spread throughout general and administrative expenses, selling and marketing, and research and development expenses.

Selling and marketing expense declined $1.7 million, primarily from lower stock-based compensation expense of $470,000, the timing of the ESCRS conference expenses of $790,000 recorded in the fourth quarter in 2013 but the third quarter of 2014, and lower commissions of $300,000.

General and administrative expense was $350,000 lower than the prior-year period, largely due to lower stock-based compensation expense, and that was partially offset by higher legal and recruiting fees.

Partially offsetting these lower costs was a $1.3 million increase in research and development spending, which was primarily driven by $1.2 million spent for remediation activities in response to the FDA warning letter, and costs related to the FDA inspections in the fourth quarter. For the full year 2014, FDA panels, remediation and inspection costs totaled $3.3 million.

Now turning to other financial items. During the fourth quarter, the Company recorded a $1.4 million income tax benefit, as compared to a benefit of $172,000 in the prior-year period. The tax benefit in the quarter was driven by finalization of Swiss tax authority rulings in connection with our manufacturing consolidation project, which was completed in June of 2014.

Cash and cash equivalents at the end of the year January 2, 2015, totaled $13 million. During the quarter ended January 2, 2015, the Company used $3.5 million in cash for operating activities, and $1.5 million for the purchase of property and equipment. Cash used for operating activities during the quarter resulted primarily from payments made for FDA remediation and inspection activities and an $800,000 increase in inventory.

This concludes my comments, and I'd now like to turn the call back to Barry. Barry?

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Barry Caldwell - STAAR Surgical Company - President & CEO

Thank you, Steve. I'd now like to go through a regulatory update and concluding remarks before we take your questions.

As our team has continued to work on resolving the observations issued in the May 2014 FDA warning letter and completing our remediation activities, the FDA began two inspections that started in mid-November. One inspection conducted was a follow-up to the warning letter, and the second was post approval inspection on the transfer of the ICL manufacturing to Monrovia which was approved by the FDA in August of 2013 without a site visit at that time.

These inspections concluded on February 4 with 10 observations on an FDA form 483. The observations focused primarily on the need for adherence to and improved procedures, processes, and documentation relating to design change, design transfer into specifications and production, improvement in good documentation practices and broader environmental monitoring. We plan to submit our response to these observations by tomorrow.

As stated in our previous monthly updates to the FDA, we still continue to address issues from the May warning letter on which we continue to work. We have enhanced and will continue to enhance our overall quality and compliance program as we focus on these corrections. We are committed to a successful resolution, and will continue to work toward that goal, though there can be no assurance the FDA will be satisfied with our response, and they may take further action that may adversely impact us.

We've spent much of this call discussing the headwinds and challenges we faced during 2014. And certainly some of those will continue to face us during 2015. At the same, there are a number of reasons for significant and continued conviction in the future growth of STAAR.

For instance, tomorrow here, we will be celebrating the fact that there are now over 500,000 Visian ICLs have been successfully implanted throughout the world. You will also see that this will be one of our major themes at the ASCRS meeting in April.

As we just discussed, as well, the Company is diligently addressing the outstanding observations made by the FDA, and we remain committed to the quality of our system and our products. In November, we received final approval for the Visian ICL with CentraFLOW in China. Representing a growth opportunity in the largest refractive market in the world, and one in which the ICL currently has less than a 2% market share.

Also, as mentioned in previous quarters and as the Company has consistently demonstrated, we do anticipate further adoption of our new technologies like the ICL with CentraFLOW, and the future launch of the preloaded ICL system in Europe will drive ICL growth as we move forward.

Finally, before we open the line to your questions, I'd like to briefly take a moment to thank the team here at STAAR for their dedication, enthusiasm, and hard work during my tenure as CEO. It's been an honor to lead such a talented group of people, and I believe great things remain in store for our Company. The search for a new CEO is in the advanced stages, and developments will be announced as they are finalized.

And with that, operator, we're ready to open for questions. Thank you.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions)

Chris Cooley, Stephens.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Chris Cooley - Stephens Inc. - Analyst

Good evening, and Barry, let me just say thank you for all of your hard work. The Company looks materially different today than it did when you first took over. So congratulations on your tenure while you were there.

If I may, just two quick questions then I'll get back in queue. You may be a bit reticent to do it at this juncture with the transition taking place. But help us think a little bit about the outlook for 2015, and I guess specifically the Company's prior communications via the 8-K about a lack of visibility here in the first quarter.

Just trying to think through the various puts and takes here. And in the 4Q, what still resonates here in the 1Q, help us think about what to expect here as we start the calendar year from a growth perspective? And then I had one follow-up. Thanks much.

Barry Caldwell - STAAR Surgical Company - President & CEO

Sure. Let me first comment that I think it ought to be appropriate to talk about outlook for 2015 when new management is in place. So at this point in time, I wouldn't take that one on. But I would like to speak to the lack of visibility, because I think this still is an issue in terms of how it relates to the several thousand ICLs that we have on voluntary inventory hold. As you know, this created a backlog at the end of fourth quarter. It continues into the first quarter, though we're working diligently to increase our manufacturing.

And we've been able to do that, but we're still running behind in backorders. And in order to likely fulfill all of those backorders during this quarter, we're going to need to get some release of those products on voluntary hold.

And we just don't know the answer to that at this point in time whether they will be released or not. So I think that's the visibility that we're lacking in terms of actually how much product we'll have to ship.

Chris Cooley - Stephens Inc. - Analyst

Understood. And then if I could, help us a little bit as well with -- and I realize this is maybe nebulous here how you can address it. But from the FDA's perspective, you mentioned that you're still obviously almost a year and now working diligently to address those initial issues in the warning letter.

Can you maybe just give us some form of an analogy to help us understand where you are in this process relative to basically getting the ball across the goal line? And similarly, what you think you have to do post the 483 from a remediation standpoint? Are these material changes that you have to undertake at this juncture, or are these more process, it sounds like, type changes that could be addressed hopefully without too much heavy lifting? Thanks so much.

Barry Caldwell - STAAR Surgical Company - President & CEO

So, Chris, the ball has got to be transferred here. I'll let Steve first make some comments there, and any that Sam has.

Steve Brown - STAAR Surgical Company - CFO

I'll turn that to Sam then.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Sam Gesten - STAAR Surgical Company - General Counsel

Hello, Chris. Being as there is, that we continue to work diligently in addressing all of the observations that have been made by the FDA, both in 2014 and in 2015. It's difficult to say exactly when we'll be done.

We are working as a Company-wide priority to address and resolve them. When the FDA may decide that we have satisfied our commitments and our substantial compliance, is something that we just don't know at this time.

Chris Cooley - Stephens Inc. - Analyst

Understood. Thanks so much.

Operator

Jim Sidoti, Sidoti and Company.

Jim Sidoti - Sidoti & Company - Analyst

Good afternoon. Barry, can you give us a little more color on the voluntary hold? Which lenses was it, what's the issue, and when do you think you'll get an answer from the FDA? I guess the last one is probably hard to answer, but the first two.

Steve Brown - STAAR Surgical Company - CFO

I can take that Jim. This is Steve.

So as we said, a voluntary hold was put on ICLs to go through some further testing to ensure the product meets our standards of quality. The product was made during production runs where deposits were found on product during inspection, and that product was rejected and scrapped. The remainder of the product from those production runs all passed final inspection, and the root cause of the deposits has been identified.

To make a cautious product quality decision, we put them on hold to put them to further testing. And we took advantage of the fact that the FDA was on site for the inspection, and we presented them with test protocols to verify that the product met our standards for quality.

So as Barry said, we're waiting to learn if the FDA will provide any feedback on those protocols, and the FDA may choose to offer no comment or may ask us to revise the protocol or otherwise. So we're not going to make any predictions regarding timing at this time.

Jim Sidoti - Sidoti & Company - Analyst

So have you manufactured any new batches of those lenses since you identified the problem?

Steve Brown - STAAR Surgical Company - CFO

Yes, we have. Our manufacturing has increased, and we've been filling the backorders. Now just as manufacturing has increased, so has the flow of incoming orders.

So we continue to fill the back orders, and new orders continue to come in. And we're happy with where we are in production now.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Jim Sidoti - Sidoti & Company - Analyst

Okay. But there's no regulatory issue that prevents you from shipping new lots of lenses to fill those orders and new orders?

Steve Brown - STAAR Surgical Company - CFO

No.

Barry Caldwell - STAAR Surgical Company - President & CEO

No, and just to remind you, Jim, this was a voluntary hold by the Company. This was our decision.

Jim Sidoti - Sidoti & Company - Analyst

Okay. And so really the issue was around some lenses that were manufactured in the fourth quarter, but there's nothing to prevent you from continuing to manufacture those lenses in the first quarter and ship product going forward?

Steve Brown - STAAR Surgical Company - CFO

Correct. In fact not only have we continued to manufacture, but we've increased manufacturing so that we can start filling and have started filling these back orders. And as I've said, new orders are coming in. So I can't tell you when we're going to be out of the back orders, because new orders come in as we fill the back orders.

Jim Sidoti - Sidoti & Company - Analyst

Okay. But right now it's just a function of your capacity to manufacture?

Steve Brown - STAAR Surgical Company - CFO

Yes.

Jim Sidoti - Sidoti & Company - Analyst

To fill those orders.

Steve Brown - STAAR Surgical Company - CFO

And as I said, that capacity has increased.

Jim Sidoti - Sidoti & Company - Analyst

All right. Then I wanted to ask you about the write-down on the toric lenses. Can you give me the dollar amount on the write-down?

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Steve Brown - STAAR Surgical Company - CFO

Sure, was not a write-down it's a reserve on the inventory, and it's about $700,000.

Jim Sidoti - Sidoti & Company - Analyst

Okay. And are those lenses on a shelf somewhere?

Steve Brown - STAAR Surgical Company - CFO

Those lenses are in Switzerland.

Jim Sidoti - Sidoti & Company - Analyst

All right. So is there anything that would prevent you from shipping those lenses should you get approval? Is there an end of life to those lenses, an expiration date on them?

Steve Brown - STAAR Surgical Company - CFO

Well, there is an expiration date. But the reason for the reserve is that to harmonize those lenses with our currently approved PMA would create a timeline wherein those lenses would be within our returns window.

And so by policy, we have to reserve for them. But they're still good lenses.

Barry Caldwell - STAAR Surgical Company - President & CEO

Those lenses have a two-year shelf life on them.

Jim Sidoti - Sidoti & Company - Analyst

I'm sorry, what was the shelf life?

Barry Caldwell - STAAR Surgical Company - President & CEO

It's two years on the product that was made in Switzerland, and it would have been made the first half of last year -- or this year, last year 2014, sorry.

Jim Sidoti - Sidoti & Company - Analyst

So should you get approval mid-2015, would it be an option to ship those lenses?

Barry Caldwell - STAAR Surgical Company - President & CEO

Yes, we believe so.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Steve Brown - STAAR Surgical Company - CFO

As long as they're harmonized with our PMA.

Jim Sidoti - Sidoti & Company - Analyst

I guess I need you to explain that one again. What does that mean?

Steve Brown - STAAR Surgical Company - CFO

The manufacturer of -- when the FDA was in, they observed that the manufacturer of those lenses was not in harmony with our PMA. So they have to be harmonized first with the PMA before they can be released.

Jim Sidoti - Sidoti & Company - Analyst

Okay. So the FDA would basically have to sign off on them before you could ship them?

Steve Brown - STAAR Surgical Company - CFO

Yes.

Jim Sidoti - Sidoti & Company - Analyst

Okay, which I guess is a similar situation to the voluntary hold lenses.

Steve Brown - STAAR Surgical Company - CFO

Well, I wouldn't call it similar. They're two different things.

Jim Sidoti - Sidoti & Company - Analyst

Okay, all right. And then as far as the cash on hand, it sounds like you went through about $5 million in the quarter on the -- I think most of that was on the FDA remediation charges. And now, they were in your price I think for a good five weeks or six weeks in the first quarter of 2015.

So I assume that there was some more cash burn -- is being burned in this quarter. Do think you have enough cash on hand to get you through, or do think you'll have to start to explore options (multiple speakers) capital?

Steve Brown - STAAR Surgical Company - CFO

We have enough cash on hand to execute our operating plan for the year. And as you know, we continue to have flexibility to access other financing if needed.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Sam Gesten - STAAR Surgical Company - General Counsel

Jim, this is Sam. Let me just clarify something you [made]. While the inspections were not completed until February 4th, in fact, the FDA representatives didn't come to inspect between February 9th and February 4 -- I'm sorry, from January 9th through February 4th they were not on site. Just wanted to clarify that.

Jim Sidoti - Sidoti & Company - Analyst

Okay. So it sounds like you booked a lot of the inventory reserve and a lot of these FDA remediation costs in the fourth quarter, and we shouldn't see those recur in the first quarter. Is that a fair assessment?

Steve Brown - STAAR Surgical Company - CFO

We -- you're correct that they were booked in the fourth quarter. You remember panel expenses were largely in the first quarter. But we continue the remediation efforts.

Barry Caldwell - STAAR Surgical Company - President & CEO

The same amount of people have been here, whether the inspectors were here or not. So we're still spending on all the remediation efforts that we've committed to.

Jim Sidoti - Sidoti & Company - Analyst

Okay. So, I guess I'm confused as to Sam's point.

Barry Caldwell - STAAR Surgical Company - President & CEO

Well only that the inspectors were not here during that period of time, about a month. They weren't here. We still had the teams of people here working though.

Sam Gesten - STAAR Surgical Company - General Counsel

That's correct.

Jim Sidoti - Sidoti & Company - Analyst

Okay. So I guess -- so my point is you've still been burning some cash in this quarter, and I assume that's going to continue until you get the issue resolved. But you're saying that the $13 million on hand is sufficient to see you through the year?

Sam Gesten - STAAR Surgical Company - General Counsel

It is.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Jim Sidoti - Sidoti & Company - Analyst

Okay. And then, Barry, the final question, in the press release back in October, you indicated you were going to leave as of March 1st. And then stick around for a month as a consultant. Is that still the plan?

Barry Caldwell - STAAR Surgical Company - President & CEO

Yes, actually it's I think about 13 months, through March of 2016.

Jim Sidoti - Sidoti & Company - Analyst

Okay. So that's March of 2016 -- all right. I must have misread that. So as of right now, you still plan on stepping down from the CEO role next week though?

Barry Caldwell - STAAR Surgical Company - President & CEO

That's correct, yes.

Jim Sidoti - Sidoti & Company - Analyst

Okay. All right. Thank you.

Operator

Brian Weinstein, William Blair.

Matt Larew - William Blair & Company - Analyst

Hello, good afternoon, guys. This is Matt Larew for Brian. Understanding you're not going to give broad commentary about the 2015 outlook, just maybe wanted to ask about a couple of the recent opportunities you've discussed.

One, the KS IOL product you mentioned last quarter, that you'd be looking to launch in a couple new markets there in the fourth quarter and 2015. Just wondered if there was any update there?

Barry Caldwell - STAAR Surgical Company - President & CEO

Yes, actually, we did one of the things that we -- or I should have pointed out in our commentary is that we shipped our first IOLs in the Spain market, which is one, you may recall we're direct in. So that was one that was high, very high on our priority list in terms of entering.

I think I'd also comment that during last year, our supply of KS IOLs were right on target in terms of what our third-party Partner had promised us for the year. So that looks encouraging, and we're going into the year with a healthy inventory of product.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Matt Larew - William Blair & Company - Analyst

Okay, thanks for that. And then just on CentraFLOW adoption trending here in China. I just wanted to if you were seeing a more broad-based adoption or if there are a few perhaps high-volume customers that are driving a lot of that? If you could give any more clarity on the early process you've seen there since the November approval.

Barry Caldwell - STAAR Surgical Company - President & CEO

First of all, one of the things to recognize which is a little bit different in the China market than let's say Europe for example. In Europe, we had a two-step introduction. We first moved from sodium chloride stored lenses to BSS stored lenses.

So surgeons made that transition, they understood it. It was a much easier transition in Europe than to move to CentraFLOW just with the port in there.

In China, it's different. In China, they're moving from the sodium chloride lenses to BSS lenses with CentraFLOW. So it's a two-step move, so we need to make sure that we've adequately trained surgeons. Because the ICL will act differently in the eye coming stored in BSS versus the sodium chloride.

And I think overall, I was very pleased when I got the 51% mark for January that we had converted in terms of what the distributor actually sent out the door to end customers. That's a higher rate than I had anticipated, and we've trained 200 surgeons. We're going to continue to train, the objective of the team is to have it 100% converted by the end of the second quarter.

Matt Larew - William Blair & Company - Analyst

Okay, thanks for that detail, Barry. And then just the last one for me. You mentioned again that manufacturing yields weighed on gross margin, just wondering what the expectation is for how that might trend throughout 2015? And that's it for my questions. Thanks.

Steve Brown - STAAR Surgical Company - CFO

They actually improved in January. I won't go into the details of why, but they improved in January back to normal levels. And actually, the high end of normal levels. And we expect that to continue throughout 2015.

Matt Larew - William Blair & Company - Analyst

Thanks, Steve.

Operator

(Operator Instructions)

Larry Haimovitch, HMTC.

Larry Haimovitch - HMTC - Analyst

Good afternoon. Are there any lessons that we learn from the problems you had in China, vis-a-vis bad LASIK publicity and how it wore off and how China recovered versus what you're facing now in Korea? Because it sounds like a similar problem to me, doesn't it, that you're getting bad publicity that's spilling over into ICLs.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Barry Caldwell - STAAR Surgical Company - President & CEO

Yes, you're very right Larry. It is very analogous. With this exception, I would say Korea was the most brutal I've seen. And when I say brutal, I mean in terms of how hard attacking it was concerning Lasik complications.

Overall, I'm pleased with what we've seen in the Korean market in terms of the rebound. And thus far, I haven't gone back and looked at the 2012 China example in terms of the return. But I think the reduced rate of refractive surgery and ICL implants has improved in Korea.

Now, I'll be very interested to see the January data, the February data, to see if the direct to consumer can even push it more. But the fact that in September, we had a 49% decline in ICLs going out the door to end customers, and that decline lessened to 18% in December. I think we suffered with the 50% rate in China for six months or more before we started to see a decline.

Larry Haimovitch - HMTC - Analyst

So what you're saying is, it seems to be recovering better now, better in Korea than it did in China?

Barry Caldwell - STAAR Surgical Company - President & CEO

At this point I would say, I'm pleased with what I've seen. The rest of the story to come.

Larry Haimovitch - HMTC - Analyst

Barry, is CentraFLOW approved in Korea? I can't remember if it is or isn't.

Barry Caldwell - STAAR Surgical Company - President & CEO

Yes it is. And I believe for the year they were 91% CentraFLOW.

Larry Haimovitch - HMTC - Analyst

Follow-up question on CentraFLOW. Anything you could tell us about your progress or lack of progress in the US with the FDA, vis-a-vis, CentraFLOW, Barry? We haven't heard much about that recently.

Barry Caldwell - STAAR Surgical Company - President & CEO

No, the story is the same in terms of some sizing protocols that we're working on and some information for the agency.

Larry Haimovitch - HMTC - Analyst

Do you think it's possible that you'll be able to open a clinical trial this year with the agency for CentraFLOW? It just seems it's gone on forever.

Steve Brown - STAAR Surgical Company - CFO

Larry, I think this year, job number one is to get through our remediation efforts with the FDA.

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FEBRUARY 25, 2015 / 4:30PM, STAA - Q4 2014 STAAR Surgical Co Earnings Call

Larry Haimovitch - HMTC - Analyst

So that means that this is back burner, Steve?

Steve Brown - STAAR Surgical Company - CFO

I think in terms of priorities, what we've been focused on is what we need to continue to focus on. That's remediation.

Larry Haimovitch - HMTC - Analyst

Okay. And unfortunately, CentraFLOW in a clinical trial starting is part of that remediation process, or is affected by the remediation process.

Steve Brown - STAAR Surgical Company - CFO

Yes. We have only so many resources, and we need to focus them on job number one.

Larry Haimovitch - HMTC - Analyst

Okay, great. Thanks, guys.

Operator

At this time, I'm showing no further questions in queue. I would like to turn the call back over to Management for any closing remarks.

Barry Caldwell - STAAR Surgical Company - President & CEO

I'd like to thank you for your participation on our call today, and the team will look forward to providing you an update on our progress next quarter. Thank you very much, and have a good evening.

Operator

Ladies and gentlemen, that concludes today's conference. We thank you for your participation. You may now disconnect. Have a great day.

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